CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Moxham Bank Corporation
Johnstown, Pennsylvania


  We consent to the incorporation by reference in the registration statement on Form S-8 (file number 33-93454), dated June 14, 1995, with regard to BT Financial Corporation 401(k) Plan for Banking Employees, of our report dated February 15, 1996, on our audit of the consolidated financial statements of Moxham Bank Corporation as of December 31, 1995, and for the year ended December 31, 1995, which report is included in this Form 10-K dated March 31, 1998.

                                        /s/ Barnes, Saly & Company, LLP

Johnstown, Pennsylvania
March 31, 1998